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[Grant Thornton Letterhead]

 Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS

        We have issued our report dated March 30, 2019, with respect to the consolidated financial statements of Neovasc Inc. contained in this Registration Statement on Form F-3. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the reference to our firm under the heading "Experts" in the prospectus forming part of the Registration Statement.

Chartered Professional Accountants

/s/ Grant Thornton LLP
Vancouver, Canada
August 12, 2020

Audit • Tax • Advisory
Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd

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  Exhibit 23.1
CONSENT OF INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS